                                                     Morgan, Lewis & Bockius LLP
                                                     Counselors at Law
                                                     2000 One Logan Square
                                                     Philadelphia, PA 19103-6993

June 28, 1996

Integrated Circuit Systems, Inc.
2435 Boulevard of the Generals
Valley Forge, PA 19482

Re: Registration Statement on Form S-8 Relating to the Integrated Circuit Systems, Inc. 1992 Stock Option Plan and the Consulting Agreement dated November
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21, 1995
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Ladies and Gentlemen:

We have acted as counsel to Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 618,000 shares of the Company's common stock, without par value (the "Common Stock"), to be issued pursuant to options granted or to be granted under the Company's 1992 Stock Option Plan (the "Plan") and a Consulting Agreement, dated November 21, 1995, between the Company and Rudolf Gassner (the "Consulting Agreement"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. In our examination we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

In our opinion, the shares of Common Stock to be issued upon the exercise of options granted or to be granted in accordance with the terms of the Plan and the Consulting Agreement will be, when issued in accordance with the terms of such options and the Plan or the Consulting Agreement, as the case may be, validly issued, fully paid and nonassessable shares of Common Stock.

The opinions set forth above are limited to the Pennsylvania Business Corporation Law of 1988, as amended.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP